UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road
Suite 1000
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

                                         N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2015 Sparton Corporation, an Ohio corporation (the “Company”) entered into updated executive employment agreements with each of Steven Korwin, Gordon Madlock and Michael Osborne (the “Agreements”). The Agreements are generally consistent with their existing executive employment agreements, but now reflect their current title and salary, incorporate the terms of a prior amendment, and increase the amount payable to the executives if they are involuntarily terminated within 12 months after a change of control from 12 months of base salary to an amount equal to 145% of base salary (as further described below).

Although the terms are generally consistent with those terms previously disclosed in Forms 8-K and the proxy statements filed by the Company, we have included a complete description of the Agreements below for reference.

Korwin

Mr. Korwin’s Agreement provides for: (i) at-will employment as the Senior Vice President, Quality and Engineering, (ii) a current annual base salary of $264,702 subject to annual review by the Chief Executive Officer, (iii) eligibility for a performance bonus of 45% of Mr. Korwin’s annual salary provided that certain target objectives established within the Company’s Short Term Incentive Plan (“STIP”) are attained, (iv) participation in the Company’s Long Term Stock Option Incentive Plan (“LTIP”) with an annual grant award target of $178,000 subject to the terms of the LTIP and applicable award agreement, (v) eligibility for participation in the Company’s employee benefits plans that are offered to salaried employees including without limitation health insurance coverage, disability, and participation in the Company’s 401(k) plan, (vi) certain severance benefits detailed below, and (vii) covenants not to compete or solicit employees for eighteen months following termination or disclose proprietary information.

Mr. Korwin’s employment is “at will” and either he or the Company may terminate the Agreement at any time, including on death, disability, or for “just cause.” Under the Agreement, “just cause” means any of the following: (i) the commission of any illegal act, (ii) the commission of any act of dishonesty, fraud, gross negligence, or willful deceit in connection with his employment, (iii) the use of alcohol or drugs to the extent such use adversely affects his ability to perform his duties or adversely affects the business reputation of Mr. Korwin or the Company, (iv) a material and willful failure to perform his assigned duties, (v) the use of illegal drugs or conviction of a crime which is a felony or which involves theft, dishonesty, unethical conduct or moral turpitude, (vi) willful violation of any of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to him, (vii) willful and material violation of the Company’s written policies, or (viii) willful and material breach of the Agreement.

If Mr. Korwin’s employment is terminated for any reason other than “just cause,” death or disability he is entitled to receive a one-time severance payment equivalent to 9 months of current base salary. If, however, he is involuntarily terminated within 12 months of a Change in Control (defined below), the severance payment shall be equivalent to 145% of the greater of his base salary at the time of the Change of Control or at the time of his termination. The Company would also provide a payment of 9 months of COBRA premiums or, in the event of an involuntary termination within 12 months of a Change in Control only, 12 months of COBRA premiums for medical insurance for him and/or his dependents if, and only if, he timely elects coverage for COBRA continuation. The Agreement also provides for payment of outplacement services in an amount not to exceed $25,000.00. In order to receive the severance payments, he must execute a separation agreement and general waiver and release in a form satisfactory to the Company and he must return to the Company any property belonging to it which is in his possession or under his control.

“Change in Control” means, (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) any one person, or more than one person acting as a group, acquires (or has acquired during any 12 month period) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (iii) a majority of the members of the Board of Directors is replaced during any 12 month period by directors whose appointment is not endorsed by a majority of the members of the Board of Directors before the date of appointment or election; or (iv) any one person, or more than one person acting as a group, acquires (or has acquired during any 12 month period) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Madlock

Mr. Madlock’s Agreement is generally the same as Mr. Korwin’s, except that under Mr. Madlock’s Agreement he is employed as Senior Vice President, Operations, his annual base salary is $305,083 per year and his participation in the LTIP is at an annual award target of $200,000.

Osborne

Mr. Osborne’s Agreement is generally the same as Mr. Korwin’s and Mr. Madlock’s, except that under Mr. Osborne’s Agreement he is employed as Senior Vice President, Corporate Development, his annual base salary is $261,904 per year and his participation in the LTIP is at an annual award target of $240,000.

The description of the Agreements herein are qualified in their entirety by the terms of the Executive Employment Agreements filed as Exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement between the Company and Steven Korwin

Exhibit 10.2	Employment Agreement between the Company and Gordon Madlock

Exhibit 10.3	Employment Agreement between the Company and Michael Osborne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: September 24, 2015	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement between the Company and Steven Korwin

Exhibit 10.2	Employment Agreement between the Company and Gordon Madlock

Exhibit 10.3	Employment Agreement between the Company and Michael Osborne